                                                                    Exhibit 10.2
                    Revolving Credit and Security Agreement


     THIS AGREEMENT (the "Agreement"), dated as of August 25, 1997 between PRA
                          ---------
International, Inc., a Delaware corporation ("Borrower"), and FIRST UNION
                                              --------
NATIONAL BANK, a national banking association ("Bank");
                                                ----

                             W I T N E S S E T H :

     In consideration of the premises and of the mutual covenants herein contained and to induce Bank to extend credit to Borrower, the parties agree as follows:

     1.   Definitions.  In addition to terms defined elsewhere in this
          -----------
Agreement, the following terms have the meanings indicated:

          1.1.   Defined Terms.
                 -------------

                 "Account" shall mean any account receivable, domestic and
                  -------
foreign, presented for payment ("Billed") and not yet presented for payment but booked and reported as an "unbilled" account receivable ("Unbilled"), including any rights of payment for goods sold or leased or for services rendered, which is not evidenced by an instrument or chattel paper, whether or not it has been earned by performance, and in addition includes all property included in the definition of "accounts" as used in the Code, together with any guaranties, letters of credit and other security therefor.

                 "Account Debtor" shall mean a Person who is obligated under any
                  --------------
Account, Chattel Paper, General Intangible or instrument (as instrument is defined in the Code).

                 "Accounts Payable Report" shall mean reports listing all
                  -----------------------
accounts payable of Borrower and Guarantors as of the last day of any month in reasonable detail and in form acceptable to Bank.

                 "Accounts Receivable Report" shall mean reports in the forms
                  --------------------------
attached as Exhibit A hereto.
            ---------

                 "Advance" shall mean an advance of proceeds of the Loan to
                  -------
Borrower pursuant to this Agreement.

                 "Advance Date" shall mean the date on which an Advance is made.
                  ------------

                 "Advance Request" shall mean the written request for an Advance
                  ---------------
under the Loan as identified in Subsection 3.4(b) hereof and shall also include presentments triggering an automatic Advance, as described in Subsection 3.4(a).

                 "Affiliate" of a Person shall mean (a) any Person directly or
                  ---------
indirectly owning 10% or more of the voting stock or rights of such named Person or of which the named Person owns 10% or more of such voting stock or rights;
(b) any Person controlling, controlled by or under common control with such named Person; (c) any officer or director of such named Person or any Affiliates of the named Person; and (d) any family member of the named Person or any Affiliate of such named Person.

                 "Associates"  means Pharmaceutical Research Associates, Inc.,
                  ----------
a Virginia corporation.

                 "Available Balance" shall mean at any time (i) without
                  -----------------
duplication, all funds on deposit in the Special Loan Account at such time which Bank, in accordance with its standard practices for posting of debits and credits to demand deposit accounts of a type similar to the Special Loan Account, deems to be collected funds, including, without limitation, all wire transfers credited to the Special Loan Account at such time and all other Federal or other immediately available funds on deposit in or deposited into the Special Loan Account at such time less (ii) the sum of all interest, fees and other Indebtedness related to the Loan due and payable at such time.

                 "Borrowing Base" shall mean at any time the sum of (i) 85% of
                  --------------
Borrower and Guarantors' Billed Eligible Accounts and (ii) the lesser of a) 60% of Borrower and Guarantors' Unbilled Eligible Accounts or b) $2,500,000.

                 "Borrowing Base Certificate" shall mean a certificate executed
                  --------------------------
by the chief financial officer or President of Borrower, in the form attached as Exhibit B hereto, certifying the accuracy and completeness of an Accounts
---------
Receivable Report, and showing the Borrowing Base at any particular time.

                 "Business Day" shall mean a weekday on which commercial banks
                  ------------
are open for business in McLean, Virginia.

                 "Chattel Paper" shall mean all writing or writings which
                  -------------
evidence both a monetary obligation and a security interest in or lease of specific goods and in addition includes all property included in the definition of "chattel paper" as used in the Code, together with any guaranties, letters of credit and other security therefor.

                 "Code" shall mean the Uniform Commercial Code, as in effect in
                  ----
the Commonwealth of Virginia from time to time.

                 "Collateral" shall mean the following property of Borrower and
                  ----------
Guarantors, wherever located and whether now owned by Borrower and Guarantors or hereafter acquired: (a) all Inventory; (b) all General Intangibles; (c) all Accounts and Chattel Paper and any other instrument or intangible representing payment for goods or services; (d) any other collateral described in Exhibit
                                                                     -------
1.1A hereto (if any) or in which Bank may be hereafter granted a security
----
interest or Lien; (e) all funds in the Special Loan Account or otherwise on deposit with or under the control of Bank or its agents or correspondents; and
(f) all parts, replacements, substitutions, profits, products and cash and non-cash proceeds of any of the foregoing (including insurance proceeds payable by reason of loss or damage thereto) in any form and wherever located. Collateral shall include all written or electronically recorded books and records relating to any such Collateral and other rights relating thereto. Collateral shall not mean the property of Pharmaceutical Research Associates, GmbH or Pharm Research Associates (UK) Limited.

                 "Crucible" shall mean The Crucible Group, Inc., a Georgia
                  --------
corporation.

                 "Debt" shall mean all liabilities of a Person as determined
                  ----
under GAAP (as defined in Section 1.2) and all obligations which such Person has guaranteed or endorsed or is otherwise secondarily or jointly liable for, and shall include, without limitation (a) all obligations for borrowed money or purchased assets, (b) obligations secured by assets whether or not any personal liability exists, (c) the capitalized amount of any capital or finance lease obligations, (d) the unfunded portion of pension or benefit plans or other similar liabilities, (e) obligations as a general partner, (f) contingent obligations pursuant to guaranties, endorsements, letters of credit and other secondary liabilities in respect of the Debt (as that termed is defined herein) of others, and (g) obligations for deposits.

                 "Default Rate" shall mean the meaning ascribed to that term in
                  ------------
the Note.

                 "Eligible Accounts" shall mean all Accounts of Borrower and
                  -----------------
each Guarantor (valued net of any sales tax, finance charge or late payment charge included in the invoiced amount, and reduced by the maximum amount of any discounts or other reductions) the terms for which provide or will provide that they are to be payable not more than thirty (30) days after the date of invoice and as to which Bank has a first priority perfected security interest subject only to Permitted Liens, excluding (a) Accounts outstanding for ninety (90) days or more from the date of invoice; (b) all Accounts owed by an Account Debtor if more than 50% of the Accounts owed by such Account Debtor (or any Affiliate) to Borrower or Guarantor are not deemed Eligible Accounts hereunder; (c) Accounts owing from any Affiliate of Borrower or Guarantor; (d) Accounts which are the subject of a good-faith dispute or subject to any good-faith counterclaim, contra-account or offset; (e) Accounts owing by any Account Debtor which is generally unable to pay its debts as they become due; (f) Accounts arising from a sale on a bill-and-hold, guaranteed sale, sale-or-return, sale-on-approval, consignment or similar basis or which is subject to repurchase, return, rejection, repossession, loss or damage; (g) Accounts owed by an Account Debtor that are payable from a location outside the United States, unless the Account is secured by a letter of credit, or insured by credit insurance, acceptable to Bank that is assigned to Bank; (h) Accounts owed by the United States of America or an agency or department thereof in an aggregate amount greater than $250,000 unless Borrower or Guarantor shall have assigned such Account to Bank so as to comply with the federal Assignment of Claims Act;(i) Accounts owed by an Account Debtor and its Affiliates for which Bank in its reasonable judgment has established a credit limit (to the extent the Accounts of such Account Debtor and its Affiliates exceed such limit); (j) Accounts evidenced by a note or other instrument, or Chattel Paper or reduced to judgment; (k) With respect to any Account relating to an individual contract or agreement that exceeds, in dollar terms, 20% of the total Accounts of Borrower and Guarantors, the excess amount of such Account; (l) With respect to any Account Debtor or its Affiliates' whose aggregate Accounts exceed, in dollar terms, 33% of the total Accounts of Borrower and Guarantors, the excess of such Account Debtor or its Affiliates' Accounts; (m) Accounts which, by contract, subrogation, mechanics' lien laws or otherwise, are subject to good faith claims by Borrower or each Guarantor's creditors or other third parties or which are owed by Account Debtors as to whom any creditor of Borrower or each Guarantor (including any bonding company) has lien rights; (n) Accounts owed by an Account Debtor which is located in a state where Borrower or Guarantor is required to qualify to transact business or to file reports in order to enforce its rights to collect such accounts, unless Borrower or Guarantor has so qualified or filed; (o) Accounts owed by an Account Debtor who disputes its liability therefor in good faith; and (p) Accounts owed by an Account Debtor that shall take or be the subject of any action or proceeding of the type described in Section 8.1(d) or (e). No Accounts shall be Eligible Accounts if any representation, warranty or covenant herein relating thereto shall be in default.

                 "Equipment" shall mean all furniture, fixtures, equipment,
                  ---------
motor vehicles, rolling stock and other tangible property of every description, except Inventory, and in addition includes all property included in the definition of "equipment" as used in the Code.

                 "Event of Default" shall mean any event specified as such in
                  ----------------
Section 8.1 hereof ("Events of Default"), provided that there shall have been
                     -----------------
satisfied any requirement in connection with such event for the giving of notice or the lapse of any cure period, or both; "Default" or "default" shall mean
                                           -------
any of such events, whether or not any such requirement for the giving of notice or the lapse of time or the happening of any further condition, event or act shall have been satisfied.

                 "General Intangibles" shall mean all intangible personal
                  -------------------
property (including things in action) except Accounts, Chattel Paper and instruments (as defined in the Code), including all contract rights, copyrights, trademarks, trade names, service marks, patents, patent drawings, designs, formulas, rights to a Person's name itself, customer lists, franchise rights, rights to all prepaid expenses, marketing expenses, rights to receive future contracts, fees, commissions and orders relating in any respect to any business of a Person, all licenses and permits, all computer programs and other software owned by a Person or which a Person has the right to use, and all rights for breach of warranty or other claims for funds to which a Person may be entitled, and in addition includes all property included in the definition of "general intangibles" as used in the Code. General Intangibles shall not include certificated and uncertificated securities.

                 "Guarantor" shall mean Associates, IMTCI and Crucible and any
                  ---------
Person now or hereafter guaranteeing, endorsing or otherwise becoming liable for any Indebtedness. Each Guarantor is a Subsidiary (as hereinafter defined).

                 "Guaranty Agreement" shall mean any guaranty instrument now or
                  ------------------
hereafter executed and delivered by any Guarantor to Bank, as it may be modified.

                 "IMTCI" shall mean International Medical Technical Consultants
                  -----
Inc., a Kansas corporation.

                 "Indebtedness" shall mean all obligations now or hereafter owed
                  ------------
to Bank by Borrower, whether related or unrelated to the Loan, including, without limitation, amounts owed or to be owed under the terms of the Loan Documents, or arising out of the transactions described therein, including, without limitation, the Loan, sums advanced to pay overdrafts on any account maintained by Borrower with Bank, reimbursement obligations for outstanding letters of credit or banker's acceptances issued for the account of Borrower or its Subsidiaries, amounts paid by Bank under letters of credit or drafts accepted by Bank for the account of Borrower or its Subsidiaries, together with all interest accruing thereon, all fees under the Loan Documents, all reasonable costs of collection, attorneys' fees and expenses of or advances by Bank which Bank pays or incurs in discharge of obligations of Borrower or to repossess, protect, preserve, store or dispose of any Collateral, whether such amounts are now due or hereafter become due, direct or indirect and whether such amounts due are from time to time reduced or entirely extinguished and thereafter re-incurred.

                 "Inventory" shall mean all goods, merchandise and other
                  ---------
personal property which is held for sale or lease or furnished or to be furnished under a contract for services or raw materials, and all work in process and materials used or consumed or to be used or consumed in a

Person's business, and in addition, includes all property included in the definition of "inventory" as used in the Code.

                 "Item" shall mean any "item" as defined in Section 4-104 of
                  ----
the Code, and shall also mean and include checks, drafts, money orders or other media of payment.

                 "Lien"  shall mean any mortgage, pledge, statutory lien or
                  ----
other lien arising by operation of law, security interest, trust arrangement, security deed, financing lease, collateral assignment or other encumbrance, conditional sale or title retention agreement, or any other interest in property designed to secure the repayment of Indebtedness, whether arising by agreement or under any statute or law or otherwise.

                 "Loan" shall mean the revolving loan identified in Section
                  ----
hereof.

                 "Loan Documents" shall mean this Agreement, any other Security
                  --------------
Agreement, any Note, any Guaranty Agreement, the Advance Requests, Borrowing Base Certificates, UCC-1 financing statements and all other documents and instruments now or hereafter evidencing, describing, guaranteeing or securing the Indebtedness contemplated hereby or delivered in connection herewith, as they may be modified.

                 "Maximum Loan Amount" shall mean $7,500,000.00.
                  -------------------

                 "Note" shall mean the Revolving Note, as defined in Section 3.2
                  ----
and any other promissory note now or hereafter evidencing any Indebtedness, and all modifications, extensions and renewals thereof.

                 "Permitted Debt"  shall mean (a) the Indebtedness; (b) current
                  --------------
liabilities of Borrower and its Subsidiaries incurred in the ordinary course of business not incurred through (i) the borrowing of money, or (ii) the obtaining of credit except for credit on an open account basis customarily extended and in fact extended in connection with normal purchases of goods and services; (c) Debt in respect of taxes, assessments, governmental charges or levies and claims for labor, materials and supplies to the extent that payment therefor shall not at the time be required to be made in accordance with the provisions of Section 5.8; (d) endorsements for collection, deposit or negotiation and warranties of products or services, in each case incurred in the ordinary course of business;
(e) obligations under capitalized leases not exceeding $2,500,000 in aggregate amount at any time outstanding; (f) Debt for borrowed money of Pharmaceutical Research Associates, GmbH or Pharm Research Associates (UK) Limited secured against the assets of Pharmaceutical Research Associates, GmbH or Pharm Research Associates (UK) Limited, but not the Collateral, provided that the aggregate
                                                 --------
principal amount of such Debt shall not exceed the amount of $2,500,000 at any one time; (g) Debt for borrowed money of Borrower and its Subsidiaries, provided
                                                                        --------
that the aggregate principal amount of such Debt shall not exceed the amount of $350,000 at any one time; (h) Debt of Borrower and its Subsidiaries existing on the date of this Agreement, all of which is listed and described on Exhibit
                                                                    -------
1.1C, and any extensions, renewals replacements, modifications and refundings of
----
such Debt, provided that the aggregate amount of such Debt may not be increased
           --------
from the amount shown as outstanding on such Exhibit;(i) Subordinated Debt in addition to the Debt listed on Exhibit 1.1C provided the aggregate principal
                               ------------
amount of such additional Debt shall not exceed $2,000,000 at any one time; (j) unsecured Debt for internal loans among Borrower and Guarantors; and (k) Debt in respect of judgments and awards that have been in force for less than the applicable period for taking an appeal so long as execution is not levied thereunder or in respect of which Borrower or its applicable

Subsidiary shall at the time in good faith be prosecuting an appeal or proceedings for review and in respect of which a stay of execution shall have been obtained pending such appeal or review.

                 "Permitted Liens" shall mean (a) Liens securing the
                  ---------------
Indebtedness; (b) Liens on the assets of Pharmaceutical Research Associates, GmbH or Pharm Research Associates (UK) Limited securing the Permitted Indebtedness referred to in clause (f) of the definition thereof; (c) Liens to secure taxes, assessments and other government charges in respect of obligations not overdue or liens on properties to secure claims for labor, material or supplies in respect of obligations not overdue; (d) deposits or pledges made in connection with, or to secure payment of, workmen's compensation, unemployment insurance, old age pensions or other social security obligations; (e) liens of carriers, warehousemen, mechanics and materialmen, and other like liens on properties, in existence less than 120 days from the date of creation thereof in respect of obligations not overdue; (f) encumbrances consisting of easements, rights of way, zoning restrictions, restrictions on the use of real property and defects and irregularities in the title thereto, landlord's or lessor's liens under leases to which Borrower or a Subsidiary of Borrower is a party, and other minor liens or encumbrances none of which in the opinion of Borrower interferes materially with the use of the property affected in the ordinary conduct of the business of Borrower and its Subsidiaries which defects do not individually or in the aggregate have a materially adverse effect on the business of Borrower individually or of Borrower and its Subsidiaries on a consolidated basis; (g) presently outstanding liens listed on Exhibit 1.1D hereto; and (h) Liens on the
                                      ------------
assets of Borrower or Guarantors securing the Permitted Indebtedness referred to in clauses (g) and (k) of the definition thereof.

                 "Person" shall mean any natural person, corporation,
                  ------
unincorporated organization, trust, joint-stock company, joint venture, association, company, limited or general partnership, any government or any agency or political subdivision of any government, or any other entity or organization.

                 "Revolving Credit Period" shall mean the period from and
                  -----------------------
including the date of this Agreement to but not including the Termination Date.

                 "Security Agreement" shall mean this Agreement as it relates to
                  ------------------
a security interest in the Collateral, and any other mortgage, security agreement or similar instrument now or hereafter executed by Borrower, the Guarantors, or other Person granting Bank a security interest in any Collateral to secure the Indebtedness.

                 "Special Loan Account" shall mean the demand deposit account
                  --------------------
established pursuant to Section 3.3 hereof.

                 "Subordinated Debt" shall mean Debt of Borrower, each
                  -----------------
Guarantor, or any Subsidiary that is by its terms expressly subordinated and made junior to the payment and performance in full of the Indebtedness, on the terms and conditions no less favorable to Bank than the subordination provisions currently contained in the Permitted Debt listed under the heading "Subordinated Debt" on Exhibit 1.1C.
         ------------

                 "Subsidiary" shall mean any corporation, partnership or other
                  ----------
Person in which Borrower, directly or indirectly, owns more than fifty percent (50%) of the stock, capital or income interests, or other beneficial interests, or which is effectively controlled by Borrower.

            "Termination Date" shall mean June 30, 1999.
             ----------------

      1.2.  Financial Terms.  All financial terms used herein shall have the
            ---------------
meanings assigned to them under generally accepted accounting principles in the United States ("GAAP") unless another meaning shall be specified.
                ----

  2.  Representations and Warranties.  In order to induce Bank to enter into
      ------------------------------
this Agreement and to make the Loan provided for herein, Borrower makes the following representations and warranties, all of which shall survive the execution and delivery of the Loan Documents. Unless otherwise specified, such representations and warranties shall be deemed made as of the date hereof and as of the Advance Date of any Advance by Bank to Borrower:

      2.1.  Valid Existence and Power.  Borrower, each Guarantor and each
            -------------------------
Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and is duly qualified or licensed to transact business in all places where the failure to be so qualified would have a material adverse effect on it. Borrower and each other Person which is a party to any Loan Document (other than Bank) has the power to make and perform the Loan Documents executed by it and all such instruments will constitute the legal, valid and binding obligations of such Person, enforceable in accordance with their respective terms, subject only to bankruptcy and similar laws affecting creditors' rights generally.

      2.2.  Authority.  The execution, delivery and performance thereof by
            ---------
Borrower and each other Person (other than Bank) executing any Loan Document have been duly authorized by all necessary action of such Person, and do not and will not violate any provision of law or regulation, or any writ, order or decree of any court or governmental or regulatory authority or agency or any provision of the governing instruments of such Person, and do not and will not, with the passage of time or the giving of notice, result in a breach of, or constitute a default or require any consent under, or result in the creation of any Lien upon any property or assets of such Person pursuant to, any law, regulation, instrument or agreement to which any such Person is a party or by which any such Person or its respective properties may be subject, bound or affected, except as described on Exhibit 2.2 (if any).
                                 -------

      2.3.  Financial Condition.  Other than as disclosed in financial
            -------------------
statements delivered on or prior to the date hereof to Bank, neither Borrower nor any Subsidiary nor any Guarantor has any material direct or contingent obligations or liabilities (including any guarantees or leases) or any material unrealized or anticipated losses from any commitments of such Person except as described on Exhibit (if any). All such financial statements have been
             -------
prepared in accordance with GAAP and fairly present the financial condition of Borrower, Subsidiary or Guarantor, as the case may be, as of the date thereof. Borrower is not aware of any material adverse fact (other than facts which are generally available to the public and not particular to Borrower, such as general economic or industry trends) concerning the conditions or future prospects of Borrower or any Subsidiary or any Guarantor which has not been fully disclosed to Bank, including any adverse change in the operations or financial condition of such Person since the date of the most recent financial statements delivered to Bank. Borrower and each Guarantor (other than Crucible) is solvent, and after consummation of the transactions set forth in this Agreement and the other Loan Documents, Borrower and each Guarantor (other than Crucible) will be solvent. Borrower, Guarantors and, Subsidiaries, taken as a whole, are solvent, and after consummation of the transactions set forth in this Agreement and the other Loan Documents, Borrower, Guarantor and, Subsidiaries, taken as a whole, will be solvent.

      2.4.  Litigation.  Except as disclosed on Exhibit 2.4 (if any), there are
            ----------                          -----------
no suits or proceedings pending, or to the knowledge of Borrower threatened, before any court or by or before any governmental or regulatory authority, commission, bureau or agency or public regulatory body against or affecting Borrower, any Subsidiary or any Guarantor, or their assets, which if adversely determined would have a material adverse effect on the financial condition or business of Borrower, such Subsidiary or such Guarantor, taken as a whole.

      2.5.  Agreements, Etc.  Neither Borrower nor any Guarantor nor any
            ---------------
Subsidiary is a party to any agreement or instrument or subject to any court order, governmental decree or any charter or other corporate restriction, materially adversely affecting its business, assets, operations or condition (financial or otherwise) taken as a whole, nor is any such Person in default in the performance, observance or fulfillment of any of the material obligations, covenants or conditions contained in any agreement or instrument to which it is a party, or any law, regulation, decree, order or the like.

      2.6.  Authorizations.  All authorizations, consents, approvals and
            --------------
licenses required under applicable law or regulation for the ownership or operation of the property owned or operated by Borrower, any Guarantor, or any Subsidiary or for the conduct of any business in which it is engaged have been duly issued and are in full force and effect except where a failure to obtain same would not have a material adverse effect on such Person, taken as a whole, and it is not in default, nor has any event occurred which with the passage of time or the giving of notice, or both, would constitute a default, under any of the terms or provisions of any part thereof, or under any order, decree, ruling, regulation, closing agreement or other decision or instrument of any governmental commission, bureau or other administrative agency or public regulatory body having jurisdiction over such Person, which default would have a material adverse effect on such Person. Except as noted herein, no approval, consent or authorization of, or filing or registration with, any governmental commission, bureau or other regulatory authority or agency is required with respect to the execution, delivery or performance of any Loan Document.

      2.7.  Title.  Borrower, each Guarantor, and each Subsidiary has good title
            -----
to all of the assets shown in its financial statements free and clear of all Liens, except Permitted Liens and except for assets sold or otherwise disposed of in the ordinary course of business since that date in compliance with the terms of this Agreement. Borrower and each Guarantor has full ownership rights in all Collateral.

      2.8.  Collateral.  The security interests granted to Bank herein and
            ----------
pursuant to any other Security Agreement (a) constitute and, as to subsequently acquired property included in the Collateral covered by the Security Agreement, will constitute, security interests under the Code entitled to all of the rights, benefits and priorities provided by the Code and (b) are, and as to such subsequently acquired Collateral will be, fully perfected (except with regard to property in which a security interest cannot be perfected by the filing of a financing statement in accordance with the Code), superior and prior to the rights of all third persons, now existing or hereafter arising, subject only to Permitted Liens. All of the Collateral is intended for use in Borrower's, each Guarantor's and each Subsidiary's businesses.

      2.9.  Location.  The chief executive office of Borrower and each Guarantor
            --------
where Borrower's and each Guarantor's business records are located, all of Borrower's and each Guarantor's other places of business and any other places where any Collateral is kept, are all located at the addresses indicated on
Exhibit 2.9. The Collateral is located, and shall at all times be kept and
-----------
maintained only, at Borrower's and each Guarantor's location or locations as described on Exhibit 2.9 herein or as notified in accordance with (S)6.8 hereof.
             -----------
No such Collateral is attached or affixed to any real property so as to be classified as a fixture unless Bank has otherwise agreed in writing.

      2.10. Taxes.  Borrower, each Guarantor, and each Subsidiary have filed
            -----
all federal and state income and other tax returns which are required to be filed, and have paid all taxes as shown on said returns and all taxes, including withholding, FICA and ad valorem taxes, shown on all assessments received by it
                      -- -------
to the extent that such taxes have become due, except those, if any, being contested in good-faith and by appropriate proceedings. Neither Borrower nor any Subsidiary is subject to any federal, state or local tax Liens nor has such Person received any notice of deficiency or other official notice to pay any taxes, except those, if any, being contested in good-faith and by appropriate proceedings. Borrower, each Guarantor, and each Subsidiary have paid all sales and excise taxes payable by it, except those, if any, being contested in good-faith and by appropriate proceedings. Notwithstanding (and as exception to) the foregoing (S) 2.10, Guarantors and Subsidiaries, taken as a whole, shall be entitled to have outstanding taxes in an aggregate amount not to exceed $25,000 at any one time.

      2.11. Labor Law Matters.  No goods or services, have been or will be
            -----------------
produced by Borrower, each Guarantor, or any Subsidiary in violation of any applicable labor laws or regulations or any collective bargaining agreement or other labor agreements or in violation of any minimum wage, wage-and-hour or other similar laws or regulations.

      2.12. Accounts.  Each Account, instrument, Chattel Paper and other
            --------
writing that in each case constitutes any portion of the Collateral (a) is genuine and enforceable in accordance with its terms except for such limits thereon arising from bankruptcy and similar laws relating to creditors' rights;
(b) is not subject to any defense, set off, claim or counterclaim of a material nature against Borrower or each Guarantor except as to which Borrower or each Guarantor has notified Bank in writing; (c) is not subject to any other circumstances that would impair the validity, enforceability or amount of such Collateral except as to which Borrower or each Guarantor has notified Bank in writing; (d) arises from a bona fide sale of goods or delivery of services in
                           ---- ----
the ordinary course and in accordance with the terms and conditions of any applicable purchase order, contract or agreement; and (e) is for a liquidated amount maturing as stated in the invoice therefor. As an exception to the foregoing, Borrower, Guarantors and Subsidiaries, taken as a whole, shall be entitled to noncompliances to (S) 2.12(a)-(e), the aggregate effect of which will not to exceed $200,000 (Borrower may seek permission from Bank for aggregate noncompliances in excess of $200,000, but such permission will be granted or withheld in Bank's absolute discretion). Notwithstanding this exception, each Account included in any Advance Request, Borrowing Base Certificate, report or other document as an Eligible Account meets all the requirements set forth in (S) 2.12(a)-(e).

      2.13. Judgment Liens.  Neither Borrower, nor any Guarantor, nor any
            --------------
Subsidiary, nor any of their assets, are subject to any unpaid judgments or any judgment liens (other than Permitted Liens) in any jurisdiction.

      2.14. Subsidiaries.  The Borrower's Subsidiaries, including the
            ------------
Guarantors, are listed on Exhibit 2.14.
                          ------------

      2.15. Hazardous Materials.  To the best of Borrower's knowledge,
            -------------------
Borrower, each Guarantor, and each Subsidiary's property and improvements thereon have not in the past been used by such Person, are not presently being used, and will not in the future be used for, nor does Borrower, any Guarantor, or any Subsidiary engage in, the handling, storage, manufacture, disposition, processing, transportation, use or disposal of any material amount of hazardous or toxic materials that is not in material compliance with applicable environmental law except for noncompliances that would not have a material adverse effect on such Person, taken as a whole.

      2.16. ERISA.  Borrower and each Guarantor has furnished to Bank true and
            -----
complete copies of the latest annual report required to be filed pursuant to
Section 104 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), with respect to each employee benefit plan or other plan maintained
  -----
for employees of Borrower, each Guarantor, or any Subsidiary and covered by Title IV of ERISA (a "Plan"), and no Termination Event (as hereinafter defined)
                      ----
with respect to any Plan has occurred and is continuing. For the purposes of this Agreement, a "Termination Event" shall mean a "reportable event" as defined
                   -----------------
in Section 4043(b) of ERISA, or the filing of a notice of intent to terminate under Section 4041 of ERISA. Neither Borrower nor any Guarantor nor any Subsidiary has any unfunded liability with respect to any such Plan.

      2.17. Investment Company Act.  Neither Borrower nor any Guarantor nor any
            ----------------------
Subsidiary is an "investment company" as defined in the Investment Company Act of 1940, as amended.

      2.18. Additional Representations.  Any additional representations or
            --------------------------
warranties set forth on Exhibit 2.18 (if any) hereto are true and correct in all
                        ------------
material respects.

      2.19. Perfection Questionnaire.  All representations, warranties and
            ------------------------
statements made by Borrower and each Guarantor in the Perfection Questionnaire executed and delivered by Borrower and each Guarantor to Bank in connection with the Loan are true and correct as of the date hereof.

  3.  The Loan.
      --------

      3.1.  Revolving Loan.  Bank agrees, on the terms and conditions set forth
            --------------
in this Agreement, to make Advances to Borrower from time to time during the Revolving Credit Period in amounts such that the aggregate principal amount of Advances at any one time outstanding will not exceed the lesser of (i) the Maximum Loan Amount and (ii) the Borrowing Base. Within the foregoing limit, Borrower may borrow, prepay and reborrow Advances at any time during the Revolving Credit Period.

      3.2.  Revolving Note.  The Loan shall be evidenced by and payable in
            --------------
accordance with the terms of a promissory note in the face amount of the Maximum Loan Amount (the "Revolving Note").
                  --------------

      3.3.  Special Loan Accounts.  Borrower shall instruct and cause the
            ---------------------
Guarantors to instruct all Account Debtors and other Persons obligated in respect of Accounts and other Collateral to make all payments in respect of the Accounts or other Collateral directly to Bank (by instructing that such payments be remitted to a post office box which shall be in the name and under the control of Bank). Except as provided in Section 9.2 of this Agreement, all such payments made to Bank shall be deposited in Special Loan Accounts. The Special Loan Accounts shall be created in accordance with the schematic attached as
Exhibit 3.3 hereto.  Borrower shall pay Bank's standard fees and charges in
-------
connection with such lock-box arrangements, as such fees and charges may change from time to time. Borrower further agrees that if the proceeds of any Collateral (including the payments made in respect of Accounts) shall be received by it or the Guarantors, Borrower shall deposit and shall cause the Guarantors to deposit, such proceeds in the Special Loan Accounts as promptly as possible, unless
Section 9.2 of this Agreement shall require otherwise. Until so deposited, all such proceeds shall be held in trust by Borrower and each Guarantor for and as the property of Bank and shall not be commingled with any other funds or property of Borrower or each Guarantor. Borrower, on behalf of itself and each Guarantor, hereby irrevocably authorizes and empowers Bank, its officers, employees and authorized agents to endorse and sign its name on all checks, drafts, money orders or other media of payment so delivered, and such endorsements or assignments shall, for all purposes, be deemed to have been made by Borrower or each Guarantor prior to any endorsement or assignment thereof by Bank.

      3.4.  Advances.
            --------

      (a) If on any Business Day Items are presented to Bank for payment against the Special Loan Account, which Items, in the aggregate, would, if paid in full, cause the Available Balance in the Special Loan Account on such day to be less than $0, such presentment shall be deemed to be a request by Borrower for an Advance on the date of such presentment in an amount equal to the amount (rounded upward to the nearest multiple of $1,000) required to cause such Available Balance to equal $0. Bank shall make an Advance by depositing such amount deemed requested to the Special Loan Account.

      (b) Bank shall accept from Borrower a signed written request for an Advance in form attached as Exhibit 3.4 hereto, which request shall be delivered
                            -------
to Bank no later than 2.00 p.m. (local time McLean, Virginia) on the date of the requested Advance, and shall set forth the calculation of the Borrowing Base and a reconciliation to the previous request or Borrowing Base Certificate, specify the date (which shall be a Business Day) and the amount of the proposed Advance and provide such other information as Bank may require. Bank's acceptance of such a request shall be indicated by its making the Advance requested. Such an Advance shall be made available to Borrower in immediately available funds at Bank's address referred to in Section 10.4.

      3.5.  Fees.
            ----

      (a) Borrower shall pay to Bank a non-refundable facility fee in the amount of $37,500, of which $18,500 was paid on June 11, 1997, with the remaining $19,000 payable on the date of this Agreement.

      (b) Borrower shall pay to Bank a commitment fee for each day at a rate per annum equal to the product of (i) one-quarter of one percent (.0025%) multiplied by (ii) the amount by which the Maximum Loan Amount exceeds the outstanding amount of the Advances on such day, payable quarterly on the first day of each calendar quarter with respect to the immediately preceding quarter.

      3.6.  Repayment of Loan.
            -----------------

      (a) If on any Business Day, after the payment of Items presented to Bank for payment against the Special Loan Account, the Available Balance is greater than $0, Bank shall apply such excess against the outstanding principal balance of the Note.

      (b) Borrower may, upon at least one Business Day's notice to Bank, prepay the principal amount of the Loan, in whole at any time, or from time to time in part, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment.

      (c) The Loan shall mature, and the principal amount thereof and all interest, fees, expenses and other amounts payable under the Loan Documents shall be due and payable, on the Termination Date.

      (d) Bank may debit the Special Loan Account and/or make Advances to Borrower (whether or not in excess of the lesser of the Maximum Loan Amount and the Borrowing Base) and apply such amounts to the payment of interest and reasonable fees, expenses and other amounts to which Bank may be entitled from time to time pursuant to the Loan Documents and Bank is hereby irrevocably authorized to do so without the consent of, but with prompt notice to, Borrower.

      (e) Borrower shall make each payment of principal of and interest on the Loan and fees hereunder not later than 2.00 p.m. (McLean, Virginia) on the date when due, without set off, counterclaim or other deduction, in immediately available funds to Bank at its address referred to in Section 10.4. Whenever any payment of principal of, or interest on, the Loan or of fees shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

      3.7.  Overdue Amounts.  Any payments not made as and when due shall bear
            ---------------
interest from the date due until paid at the Default Rate.

      3.8.  Calculation of Interest.    All interest under the Note or hereunder
            -----------------------
shall be calculated on the basis of the Actual/360 Computation, as defined in the Note.

      3.9.  Sales Tax.  Borrower shall notify Bank if any Account includes any
            ---------
sales or other similar tax and Bank may, but shall not be obligated to, remit any such taxes directly to the taxing authority and make Advances or charge the Special Loan Account therefor. In no event shall Bank be liable for any such taxes.

      3.10. Letters of Credit; Banker's Acceptances.
            ---------------------------------------

            (a) At its discretion Bank may from time to time issue, extend or renew letters of credit and banker's acceptances for the account of Borrower or its Subsidiaries. The availability of Advances under the Loan shall be reduced by outstanding obligations of Bank under any letters of credit and banker's acceptances. All payments made by Bank under any such letters of credit or banker's acceptances (whether or not Borrower is the account party or drawer) and all fees, commissions, discounts and other amounts owed or to be owed to Bank in connection therewith, shall be deemed to be Advances under the Note, shall be secured by the Collateral, and shall be repaid on demand. Borrower shall complete and sign such applications and supplemental agreements and provide such other documentation as Bank may require. The form and substance of all letters of credit and acceptances, including expiration dates, shall be subject to Bank's approval. Bank may charge a fee or commission for issuance, renewal or extension of a letter of credit or acceptance. Borrower unconditionally guarantees all obligations of any Subsidiary with respect to letters of credit issued by Bank for the account of such Subsidiary and all acceptances of any Subsidiaries' drafts. Upon an Event of Default, Borrower shall, on demand, deliver to Bank good funds equal to 100% of Bank's maximum liability under all outstanding letters of credit and banker's acceptances, to be held as cash collateral for Borrower's reimbursement obligations and other Indebtedness until such time that such reimbursement obligations and other Indebtedness have been satisfied in full.

            (b) Any letter of credit issued hereunder shall be governed by the Uniform Customs of Practice for Documentary Credit (1993 Rev.), International Chamber of Commerce Publication No. 500, as revised from time to time, except to the extent that the terms of such publication would limit or diminish rights granted to Bank hereunder or in any other Loan Document.

  4.  Conditions Precedent to Borrowing.  Prior to any Advance, the following
      ---------------------------------
conditions shall have been satisfied, in the sole opinion of Bank and its counsel:

      4.1.  Conditions Precedent to Initial Advance.  In addition to any other
            ---------------------------------------
requirement set forth in this Agreement, Bank will not make the initial Advance under the Loan unless and until the following conditions shall have been satisfied:

            (a)  Loan Documents.  Borrower and each other party to any Loan
                 --------------
  Document, as applicable, shall have executed and delivered this Agreement, the Note, and other required Loan Documents, all in form and substance reasonably satisfactory to Bank.

            (b)  Supporting Documents.  Borrower shall cause to be delivered to
                 --------------------
  Bank the following documents:

                 (i) A copy of the governing instruments of Borrower and each Guarantor, and a good standing certificate of Borrower and each Guarantor, certified by the appropriate official of its state of incorporation and, in the case of Borrower only, the Commonwealth of Virginia;

                 (ii) Incumbency certificate and certified resolutions of the board of directors (or other appropriate Persons) of Borrower and each other Person executing any Loan Documents, signed by the Secretary or another authorized officer of Borrower or such other Person, authorizing the execution, delivery and performance of the Loan Documents;

                 (iii) The legal opinion of Borrower's and any Guarantor's legal counsel addressed to Bank regarding such matters as Bank and its counsel may reasonably request;

                 (iv)   A Borrowing Base Certificate duly completed by Borrower;

                 (v) Satisfactory evidence of payment of all fees due and reimbursement of all costs incurred by Bank which Borrower is required to pay under this Agreement, and evidence of payment to other parties of all fees or costs which Borrower is required to pay under this Agreement; and

                 (vi) UCC-1 searches and other Lien searches showing no existing security interests in or Liens on the Collateral other than the security interests of Bank and Permitted Liens.

            (c)  Insurance.  Borrower shall have delivered to Bank certificates
                 ---------
  of insurance or other satisfactory evidence of insurance meeting the requirements of Section.

            (d)  Perfection of Liens.  UCC-1 financing statements and, if
                 -------------------
  applicable, certificates of title covering the Collateral executed by Borrower and each Guarantor shall duly have been recorded or filed in the manner and places required by law to establish, preserve, protect and perfect the interests and rights created or intended to be created by the Security Agreement; and all taxes, fees and other charges in connection with the execution, delivery and filing of the Security Agreement and the financing statements shall duly have been paid.

            (e)  Subordinations and Acknowledgments.  Bank shall have received
                 ----------------------------------
  subordinations satisfactory to it from (i) all Guarantors and Affiliates as required by Section 5.9; and (ii) Virginia Capital, L.P. and Sirrom Investments, Inc. Bank shall have received acknowledgments satisfactory to it from any Person who provided seller financing for Borrower's acquisitions of International Medical Technical Consultants, Inc. and The Crucible Group, Inc.

            (f)  Cash Management Accounts.  The Special Loan Account and Cash
                 ------------------------
  Proceeds Account shall have been established, as required.

            (g)  Additional Documents.  Borrower shall have delivered to Bank
                 --------------------
  all additional opinions, documents, certificates and other assurances that Bank or its counsel may reasonably require.

            (h)  Collateral Examination.  Bank shall have received a report
                 ----------------------
  satisfactory to it in its sole discretion of an independent examination of the Collateral.

      4.2.  Conditions Precedent to Each Advance.  The following conditions,
            ------------------------------------
in addition to any other requirements set forth in this Agreement, shall have been met or performed by the Advance Date with respect to any Advance Request and each Advance Request (whether or not a written Advance Request is required) shall be deemed to be a representation that all such conditions have been satisfied:

            (a)  Advance Request.  Borrower shall have delivered to Bank an
                 ---------------
  Advance Request and other information, as required in Section 3.4(b), unless the procedures described in Section 3.4(a) are in effect.

            (b)  No Event of Default.  No Event of Default shall have occurred
                 -------------------
  or will occur upon the making of the Advance in question and, if Borrower is required to deliver a written Advance Request, Borrower shall have delivered to Bank an officer's certificate to such effect, which may be incorporated in the Advance Request.

            (c)  Correctness of Representations.  All representations and
                 ------------------------------
  warranties made by Borrower and any Guarantor herein or otherwise in writing in connection herewith shall be true and correct with the same effect as though the representations and warranties had been made on and as of the proposed Advance Date, and, if Borrower is required to deliver a written Advance Request, Borrower shall have delivered to Bank an officer's certificate to such effect, which may be incorporated in the Advance Request.

            (d)  No Adverse Change.  There shall have been no material adverse
                 -----------------
  change in the condition, taken as a whole, financial or otherwise, of Borrower, any Subsidiary or any Guarantor from such condition as it existed on the date of the most recent financial statements delivered prior to date hereof.

            (e)  Limitations Not Exceeded.  The proposed Advance shall not cause
                 ------------------------
  the outstanding principal balance of the Loan to exceed the lesser of the Maximum Loan Amount and the Borrowing Base. If Borrower is required to deliver a written Advance Request, Bank shall have received a current monthly Accounts Receivable Report (as required by Section) sufficient in form and substance to calculate and verify the Borrowing Base.

            (f)  Additional Reporting Requirements on a Default.  If a Default
                 ----------------------------------------------
  shall have occurred (unless such Default is cured prior to the lapse of the applicable cure period and the time for the Advance to be made), Borrower shall have delivered a current Borrowing Base Certificate and a current monthly Accounts Receivable Report (as required by Section ) sufficient in form and substance to calculate and verify the Borrowing Base.

            (g)  Further Assurances.  Borrower shall have delivered such further
                 ------------------
  documentation or assurances as Bank may reasonably require.

  5.  Affirmative Covenants of Borrower.  Borrower covenants and agrees that
      ---------------------------------
from the date hereof and until payment in full of the Indebtedness and the formal termination of this Agreement, Borrower, each Guarantor, and each
Subsidiary:

      5.1.  Use of Loan Proceeds; Payment of Obligations.  Shall use the
            --------------------------------------------
proceeds of the Loan for working capital to be used in the operation of Borrower's and its Subsidiaries' businesses, the repayment of (i) Borrower's current loan from Bank and (ii) IMTCI's current loan from United Missouri Bank (or its successor) (and furnish Bank all evidence that it may reasonably require with respect to such use) and for other general corporate purposes. Shall pay the obligations of the Loan as they become due.

      5.2.  Maintenance of Business and Properties.  Shall at all times
            --------------------------------------
maintain, preserve and protect all Collateral and all the remainder of its material property used or useful in the conduct of its business, and keep the same in good repair, working order and condition, and from time to time make, or cause to be made, all material needful and proper repairs, renewals, replacements, betterments and improvements thereto so that the business carried on in connection therewith may be conducted properly and in accordance with standards generally accepted in businesses of a similar type and size at all times, and maintain and keep in full force and effect all material licenses and permits reasonably necessary to the proper conduct of its business.

      5.3.  Insurance.  Shall maintain such liability insurance, workers'
            ---------
compensation insurance, and casualty insurance as may be required by law, customary and usual for prudent businesses in its industry and shall insure and keep insured all Collateral and other properties with good and responsible insurance companies satisfactory to Bank. All hazard insurance covering Collateral shall be in amounts and shall contain co-insurance and deductible provisions reasonably approved by Bank, shall name and directly insure Bank as secured party and loss payee under a long-form New York standard loss payee clause, or its equivalent, and shall not be terminable except upon 30 days' written notice to Bank.

      5.4.  Notice of Default.  Shall provide to Bank immediate notice of (a)
            -----------------
the occurrence of a Default, (b) any material litigation or material changes in existing litigation or any judgment against it or its assets, (c) any material damage or loss to property, (d) any notice from taxing authorities as to claimed deficiencies or any tax lien or any notice relating to alleged ERISA violations,
(e) any Reportable Event, as defined in ERISA, (f) any good-faith rejection, return, offset, dispute, loss or other circumstance having a material adverse effect on the Collateral taken as a whole, and (g) any loss or threatened loss of material licenses or permits.

      5.5.  Inspections.  Shall permit inspections of the Collateral and the
            -----------
records of the Borrower or Guarantor pertaining thereto and verification of the Accounts, at such times during normal business hours and in such manner as may be reasonably required by Bank and shall further permit such inspection, review and audits of Borrower's and each Guarantor's other records and its properties (with such reasonable frequency and at such reasonable times as Bank may desire) by Bank as Bank may deem necessary or desirable from time to time. The cost of the first of such field audits, reviews, verifications and inspections per fiscal year shall be borne by Borrower.

      5.6.  Financial Information.  Shall maintain books and records in
            ---------------------
accordance with GAAP, and shall furnish to Bank the following periodic financial information:

            (a)  Periodic Borrowing Base Reports.  Within 25 days of the end of
                 -------------------------------
   each month (or more frequently if required by Bank following a Default, unless such Default is cured prior to the lapse of the applicable cure period and the time for the Advance to be made) (i) Accounts Receivable Reports,
   (ii) a Borrowing Base Certificate, and (iii) an Accounts Payable Report. Within 25 days of each second and fourth fiscal quarter, a listing of all Accounts, referencing each Account Debtor, its address, telephone number, and contact name;

            (b)  Quarterly Reports.  Within 45 days after the end of each fiscal
                 -----------------
  quarter, on a consolidated and consolidating basis, which may be prepared as one report, with separate columns for Borrower, each Guarantor, and each Subsidiary, (i) an income statement and a balance sheet prepared in accordance with GAAP, which includes separate columns for Borrower and each Guarantor, as at the end of any such quarter, each certified by the chief financial officer or president of Borrower and each Guarantor as being true and accurate, (ii) an officer's certificate that Borrower is in compliance with the covenants of Sections 5 and 6, and (iii) a contract backlog report;

            (c)  Annual Reports.  Within 90 days after the end of each fiscal
                 --------------
  year, on a consolidated and consolidating basis, which may be prepared as one report, with separate columns for Borrower, each Guarantor, and each Subsidiary, an income statement and a reconciliation of surplus statement for such year, and a balance sheet as of the end of such year, prepared in accordance with GAAP. Such annual reports for Borrower prepared on a consolidated basis shall be certified by independent certified public accountants of nationally recognized standing selected by Borrower. Such annual reports for each Guarantor and Subsidiary need not be certified;

            (d)  No Default Certificates.  Together with each report required by
                 -----------------------
  Subsection (b) and (c), a certificate of Borrower's president or chief financial officer that no Default then exists or if a Default exists, the nature and duration thereof and Borrower's intention with respect thereto, and in addition, shall cause Borrower's independent auditors (if applicable) to submit to Bank, together with its audit report, a statement that, in the course of such audit, it discovered no circumstances which it believes would result in a Default or if it discovered any such circumstances, the nature and duration thereof;

                 (e)  Auditor's Management Letters.  Promptly upon receipt
                      ----------------------------
     thereof, copies of each report submitted to Borrower or each Guarantor by independent public accountants in connection with any annual, interim or special audit made by them of the books of Borrower including, without limitation, each report submitted to Borrower or each Guarantor concerning its accounting practices and systems and any final comment letter submitted by such accountants to management in connection with the annual audit of Borrower or each Guarantor;

                 (f)  Projections.  10 days before the start of each fiscal
                      -----------
     year, that fiscal year's budget and three year projections for Borrower and each Guarantor. With respect to Borrower, such budgets and projections shall be prepared on a balance sheet, P&L, and cashflow basis. With respect to Guarantors, such budgets and projections shall be prepared solely on a P&L basis.

     In addition to the financial statements required herein, Bank reserves the right to require such other or additional financial or other information concerning Borrower, its Subsidiaries, the Guarantors and/or the Collateral as Bank may reasonably request.

          5.7.   Corporate Existence.  Shall maintain its corporate existence,
                 -------------------
good standing and necessary and material qualifications to do business.

          5.8.   Payment of Taxes, Etc.  Shall pay before delinquent all of its
                 ---------------------
debts and taxes, except those being contested in good faith by appropriate proceedings (provided that Bank may require bonding or other assurances in the event such delinquent taxes exceed $100,000 in the aggregate).

          5.9.   Subordination.  Shall cause all debt and other obligations now
                 -------------
or hereafter owed by Borrower to any Guarantor or Affiliate to be subordinated in right of payment and security to the Indebtedness in accordance with subordination terms reasonably satisfactory to Bank.

          5.10.  Compliance; Hazardous Materials.  Shall comply with all laws,
                 -------------------------------
regulations, ordinances, and other legal requirements, specifically including, without limitation, ERISA, all securities laws and all laws relating to hazardous materials and the environment except for such noncompliances that would not have a material adverse effect on such Person, taken as a whole. Unless approved in writing by Bank, neither Borrower nor any Subsidiary shall engage in the storage, manufacture, disposition, processing, handling, use or transportation of any material amount of hazardous or toxic materials, whether or not in compliance with applicable laws and regulations.

          5.11.  Compliance with Assignment Laws.  Shall, if Borrower desires to
                 -------------------------------
include a government contract or contracts in an aggregate amount greater than $250,000 as Eligible Accounts, comply with the Federal Assignment of Claims Act and any other applicable law relating to assignment of government contracts.

          5.12.  Further Assurances.  Shall take such further action and provide
                 ------------------
to Bank such further assurances as may be reasonably requested to ensure compliance with the intent of this Agreement and the other Loan Documents.

          5.13.  Principal Accounts.  Shall maintain its principal accounts,
                 ------------------
including its primary depository and cash management accounts, with Bank.

          5.14.  Authorizations.  Shall maintain all material authorizations,
                 --------------
consents, approvals and licenses required under applicable law or regulation for the ownership or operation of the property owned or operated by Borrower or any Subsidiary or for the conduct of any business in which it is engaged except where the failure to obtain same would not have a material adverse effect on such Person.

          5.15.  Financial Covenants.  At all times, shall be in compliance with
                 -------------------
the following financial covenants on a consolidated basis to be tested at the end of each of Borrower's fiscal quarters:

                 (a) The effective tangible net worth of Borrower shall not be less than: (i) $3,000,000 as at December 31, 1997 and until December 30, 1998, (ii) and $4,000,000 as at December 31, 1998 and until the Termination Date.

                 (b) The ratio of current assets of Borrower to its current liabilities, less its current Subordinated Debt, shall be equal to or greater than 1.0 to 1.0 as at the end of each fiscal quarter;

                 (c) The ratio of EBITDA of Borrower to its contractual debt service calculated on a rolling basis, for the most recent past four fiscal quarters, shall be equal to or greater than 1.15 to 1.0.

                 For purposes of this Agreement, the term "effective tangible net worth" shall be defined as the net worth of a Person according to GAAP less intangible assets plus subordinated debt not to be repaid within twelve months, plus redeemable preferred stock.

                 For the purposes of this Agreement, the term "EBITDA" shall be defined as net income before taxes plus interest expense, depreciation, and amortization.

                 For the purposes of this Agreement, the term "contractual debt service" shall be defined as current maturities of long-term debt, capitalized leases, and subordinated debt plus associated interest costs plus taxes due plus cash distributions.

          5.16.  Leases.  Neither Borrower nor any Guarantor nor any Subsidiary
                 ------
shall enter into or permit to exist any leases whereby the aggregate rentals and other payments payable by Borrower and all Subsidiaries on an aggregate basis shall exceed $4,750,000 during the current or any future twelve-month period.

     6.   Negative Covenants of Borrower.  Borrower covenants and agrees that
          ------------------------------
from the date hereof and until payment in full of the Indebtedness and the formal termination of this Agreement, Borrower, each Guarantor, and each
Subsidiary:

          6.1.   Debt.  Shall not, without the approval of Bank, create or
                 ----
permit to exist any Debt, except Permitted Debt.

          6.2.   Liens and Guaranties.  Shall not, without the approval of Bank,
                 --------------------
which approval shall not be unreasonably withheld, create or permit any Liens on Borrower, Guarantors, or Subsidiaries' property, including the Collateral, except Permitted Liens. Shall not, without the approval of the Bank, which approval shall not be unreasonably withheld, provide any guaranties, except guaranties of Permitted Debt.

          6.3.   Dividends.  Shall not pay any dividends (other than stock
                 ---------
dividends) or other distribution, or purchase, redeem or otherwise acquire any of its stock or other equity interests or pay or acquire any of its debt subordinate to the Indebtedness unless, after giving effect thereto, there shall be no Default hereunder and such payment or acquisition is specifically permitted by Exhibit 6.3 hereto (if any); provided, however, that any Subsidiary
             -----------
may pay dividends to Borrower or another Subsidiary wholly-owned by Borrower.

          6.4.   Loans and Other Investments.  Shall not make or permit to exist
                 ---------------------------
any advances or loans to, or guarantee or become contingently liable, directly or indirectly, in connection with the obligations, leases, stock or dividends of, or own, purchase or make any commitment to purchase any stock, bonds, notes, debentures or other securities of, or any interest in, or make any capital contributions to (all of which are sometimes collectively referred to herein as "Investments") any Person except for (a) purchases of direct obligations of the
 -----------
federal government, (b) deposits in commercial banks, (c) commercial paper of any U.S. corporation having the highest ratings then given by the Moody's Investors Services, Inc. or Standard & Poor's Corporation, (d) existing investments in Subsidiaries and additional investments therein permitted pursuant to (S) 6.15, (e) endorsement of negotiable instruments for collection in the ordinary course of business, (f) advances to employees for business travel and other expenses incurred in the ordinary course of business which do not at any time exceed $250,000 in the aggregate, and (g) acquisitions of Persons permitted pursuant to (S) 6.13.

          6.5.   Change in Business.  Shall not enter into any business which is
                 ------------------
substantially different from the business in which it is presently engaged.

          6.6.   Accounts.  (a) Shall not sell, assign or discount any of its
                 --------
Accounts, Chattel Paper or any promissory notes held by it other than the discount of such notes in the ordinary course of business for collection; and
(b) to the extent it has knowledge thereof, shall notify Bank promptly in writing of any material discount, offset or other deductions not shown on the face of an Account invoice and any material dispute over an Account, and any information relating to a material adverse change in any Account Debtor's financial condition or ability to pay its obligations.

          6.7.   Transactions with Affiliates.  Except as set forth on Exhibit
                 ----------------------------                          -------
6.7, shall not directly or indirectly purchase, acquire or lease any property from, or sell, transfer or lease any property to, or otherwise deal with, in the ordinary course of business or otherwise, any Affiliate (other than a Subsidiary); provided, however, that any acts or transactions prohibited by this Section may be performed or engaged in after written notice to Bank if upon terms not less favorable to Borrower or such Subsidiary than if no such relationship existed. Any such Affiliate may be a director, officer, employee of Borrower or any Subsidiary.

          6.8.   No Change in Name, Offices; Removal of Collateral.  Shall not,
                 -------------------------------------------------
unless it shall have given 30 days' advance written notice thereof to Bank, (a) change its name or the location of its chief executive office or other office where books or records are kept or (b) permit any material amount of Inventory or other tangible Collateral to be located at any location other than as specified in Section 2.9.

          6.9.   No Sale, Leaseback.  Shall not, without the approval of Bank,
                 ------------------
which approval shall not be unreasonably withheld, enter into any sale-and-leaseback or similar transaction.

          6.10.  Margin Stock.  Shall not use any proceeds of the Loan to
                 ------------
purchase or carry any margin stock (within the meaning of Regulation U of the Board of Governors of Federal Reserve System) or extend credit to others for the purpose of purchasing or carrying any margin stock.

          6.11.  Tangible Collateral.  Except as otherwise provided herein, no
                 -------------------
Inventory or other tangible Collateral shall be commingled with, or become an accession to or part of, any property of any other Person so long as such property is Collateral. No tangible Collateral shall be allowed to become a fixture unless Bank shall have given its prior written authorization.

          6.12.  Subsidiaries.  Shall not acquire (except as approved by Bank
                 ------------
pursuant to (S)6.13), form or dispose of any Subsidiaries or permit any Subsidiary to issue capital stock except to its parent.

          6.13.  Merger, Sale, Etc.  Borrower, each Guarantor, or each
                 -----------------
Subsidiary shall not, unless it shall have given thirty (30) days' advance written notice thereof to Bank, merge (other than the merger of Crucible with and into IMTCI) or consolidate with any Person or acquire all or substantially all of the assets of, or 50% or more of any class of equity interest of, any Person or sell, lease, assign or otherwise dispose of any Collateral or other assets (other than sales of obsolete or worn-out equipment, sales of Inventory in the ordinary course of business, and sales of assets less than $250,000), or sell or otherwise dispose of stock of any Subsidiary (such events shall be referred to herein, collectively and individually, as an "Event of Merger"). Upon receipt of thirty (30) days' advance written of an Event of Merger, Bank shall have the option, which will not be unreasonably exercised, to require payment in full of the Loan and all other Indebtedness simultaneous with the Event of Merger (or earlier, if acceptable to Borrower).

          6.14.  Capital Expenditures..  Borrower, Subsidiary or any Guarantor
                 ---------------------
shall not make combined capital expenditures during the fiscal years 1997 and 1998 in excess of $10,000,000 for Borrower, all Subsidiaries, and all Guarantors.

          6.15.  Advances.    Borrower, Subsidiary or any Guarantor shall not
                 ---------
make, during the portion of the fiscal year 1997 remaining after the Closing Date and fiscal year 1998, combined net advances to or investments in Pharmaceutical Research Associates, GmbH and/or Pharm Research Associates (UK) Limited in excess of $1,500,000. No advances in excess of $200,000 shall be made to Pharmaceutical Research Associates, GmbH and/or Pharm Research Associates (UK) Limited without two (2) days prior written notification to Bank.

     7.   Other Covenants of Borrower.  Borrower covenants and agrees that from
          ---------------------------
the date hereof and until payment in full of the Indebtedness and the formal termination of this Agreement, Borrower and each Subsidiary shall comply with such additional covenants as may be set forth in Exhibit 7 hereto (if any).
                                                 -------

     8.   Default.
          -------

          8.1.   Events of Default.   Each of the following shall constitute an
                 ------------------
Event of Default:

                 (a) There shall occur any default by Borrower in the payment, when due, of any principal of or interest on the Note, any amounts due hereunder or under any other Loan Document, or any other Indebtedness, which default shall not be cured within fifteen (15) days (and if cured within fifteen (15) days shall occur more than twice in any fiscal year); or

                 (b) There shall occur any default by Borrower or any other Person in the performance of the covenants contained in Section 5.6 of this Agreement, which default shall not be cured with five (5) Business Days; or

                 (c) There shall occur any default by Borrower or any other Person in the performance of the covenants contained in Section 5.15 of this Agreement, which default shall not be cured with fifteen (15) days; or

                 (d) There shall occur any default by Borrower or any other Person in the performance of the covenants contained in Section 6 of this Agreement; or

                 (e) There shall occur any default, not provided for elsewhere in this Section 8, by Borrower or any other party to any Loan Document (other than Bank) in the performance of any agreement, covenant or obligation contained in this Agreement or such Loan Document, which default shall continue for a period of fifteen (15) days after the due date of such performance or Borrower's receipt of notice of non-performance, unless such default is not capable of being cured within fifteen (15) days despite Borrower's reasonable efforts, in which event Borrower shall have an additional period of time, not to exceed sixty (60) days, within which to cure such default provided that Borrower diligently continues to pursue such cure; or

                 (f) Any representation or warranty made by Borrower or any other party to any Loan Document (other than Bank) herein or therein or in any certificate or report furnished in connection herewith or therewith shall prove to have been untrue or incorrect in any material respect when made; or

                 (g) Any other obligation now or hereafter owed by Borrower or any Subsidiary or Guarantor to Bank shall be in default and not cured within the grace period, if any, provided therein; or any such Person shall be in default under any obligation in excess of $250,000 owed to any other obligee (other than Amplicon, Inc.), which default entitles the obligee to accelerate any such obligations or exercise other remedies with respect thereto; or any such Person shall be in default under any obligation owed to Amplicon, Inc., which default shall result in Amplicon, Inc. accelerating any such obligations or exercising other remedies with respect thereto; or

                 (h) Borrower or any Subsidiary or Guarantor shall (i) voluntarily liquidate or terminate operations or apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of such Person or of all or of a substantial part of its assets, (ii) admit in writing its inability, or be generally unable, to pay its debts as the debts become due, (iii) make a general assignment for the benefit of its creditors, (iv) commence a voluntary case under the federal Bankruptcy Code (as now or hereafter in effect), (v) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, (vi) fail to discharge or dismiss, within thirty (30) days of filing, any petition filed against it in an involuntary case under the Bankruptcy Code, or (vii) take any corporate action for the purpose of effecting any of the foregoing; or

                 (i) Without its application, approval or consent, a proceeding shall be commenced, in any court of competent jurisdiction, seeking in respect of Borrower, Subsidiary or any Guarantor any remedy under the federal Bankruptcy Code, the liquidation, reorganization, dissolution, winding-up, or composition or readjustment of debt, the appointment of a trustee, receiver, liquidator or the like of such Person, or of all or any substantial part of the assets of such Person, or other like relief under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such Person fails to discharge or dismiss such proceeding within thirty (30) days of its commencement; or

                 (j) There shall occur any material loss, theft, damage or destruction of any of the Collateral, which loss is not fully insured (net of any applicable deductible); or

                 (k) Notwithstanding anything to the contrary in the definition of Permitted Debt, a judgment in excess of $250,000 shall be rendered against the Borrower or any Subsidiary or Guarantor and shall remain undischarged, undismissed and unstayed for more than thirty (30) days (except judgments validly covered by insurance with a deductible of not more than $50,000) or there shall occur any levy upon, or attachment, garnishment or other seizure of, any material portion of the Collateral or other assets of Borrower, any Subsidiary or any Guarantor by reason of the issuance of any tax levy, judicial attachment or garnishment or levy of execution; or

                 (l) Borrower, any Subsidiary or any Guarantor shall fail to pay, on demand, any returned or dishonored draft, check, or other item which has been deposited to the Special Loan Account or otherwise presented to Bank and for which Borrower has received provisional credit; or

                 (m) Any Guarantor shall repudiate or revoke any Guaranty Agreement; or

                 (n) The Carlyle Group, Inc. shall at any time cease to control, after giving effect to any equity conversions, at least 50% of its equity position of Borrower measured as the date hereof.

          8.2.   Remedies.  Upon occurrence of an Event of Default, other than
                 --------
an Event of Default as defined in (S) 8.1(e), Bank may, without notice to Borrower, at its option and in its absolute discretion, withhold further Advances to Borrower. Upon occurrence of an Event of Default as defined in (S) 8.1(e), Bank may, without notice to Borrower, at its option and in its reasonable discretion, withhold further Advances to Borrower. Notwithstanding anything to the contrary in this Agreement or any other Loan Document, if any Event of Default shall have occurred and be continuing, Bank may, at its option and in its absolute discretion, take any or all of the following actions:

          (a) Bank may declare any or all Indebtedness to be immediately due and payable (if not earlier demanded), terminate its obligation to make Advances to Borrower, bring suit against Borrower to collect the Indebtedness, exercise any remedy available to Bank hereunder or at law and take any action or exercise any remedy provided herein or in any other Loan Document or under applicable law. No remedy shall be exclusive of other remedies or impair the right of Bank to exercise any other remedies.

          (b) Without waiving any of its other rights hereunder or under any other Loan Document, Bank shall have all rights and remedies of a secured party under the Code (and the Uniform Commercial Code of any other applicable jurisdiction) and such other rights and remedies as may be available hereunder, under other applicable law or pursuant to contract. If requested by Bank, Borrower will promptly assemble the Collateral and make it available to Bank at a place to be designated by Bank. Borrower agrees that any notice by Bank of the sale or disposition of the Collateral or any other intended action hereunder, whether required by the Code or otherwise, shall constitute reasonable notice to Borrower if the notice is mailed to Borrower by regular or certified mail, postage prepaid, at least five Business Days before the action to be taken. Borrower shall be liable for any deficiencies in the event the proceeds of the disposition of the Collateral do not satisfy the Indebtedness in full.

          (c) Bank may demand, collect and sue for all amounts owed pursuant to Accounts, General Intangibles, Chattel Paper or for proceeds of any Collateral (either in Borrower's name or Bank's name at the latter's option), with the right to enforce, compromise, settle or discharge any such amounts.

          8.3.   Receiver.  In addition to any other remedy available to it, if
                 --------
an Event of Default shall occur and be continuing, Bank shall have the absolute right to seek and obtain the appointment of a receiver to take possession of and operate and/or dispose of the business and assets of Borrower and any costs and expenses incurred by Bank in connection with such receivership shall bear interest at the Default Rate and shall be secured by all Collateral.

          8.4.   Deposits; Insurance.  If an Event of Default shall occur and be
                 -------------------
continuing, Borrower authorizes Bank to collect and apply against the Indebtedness when due any cash or deposit accounts in its possession, and any refund of insurance premiums or any insurance proceeds payable on account of the loss or damage to any of the Collateral and irrevocably appoints Bank as its attorney-in-fact to endorse any check or draft or take other action necessary to obtain such funds.

     9.   Security Agreement.
          ------------------

          9.1.   Security Interest.
                 -----------------

          (a) As security for the payment and performance of any and all of the Indebtedness and the performance of all other obligations and covenants of Borrower hereunder and under the other Loan Documents, certain or contingent, now existing or hereafter arising, which are now, or may at any time or times hereafter be owing by Borrower to Bank, Borrower hereby pledges to Bank and gives Bank a continuing security interest in and general Lien upon and right of set-off against, all right, title and interest of Borrower in and to the Collateral, whether now owned or hereafter acquired by Borrower.

          (b) Except as herein or by applicable law otherwise expressly provided, Bank shall not be obligated to exercise any degree of care in connection with any Collateral in its possession, to take any steps necessary to preserve any rights in any of the Collateral or to preserve any rights therein against prior parties, and Borrower agrees to take such steps reasonably requested. In any case Bank shall be deemed to have exercised reasonable care if it shall have taken such steps for the care and preservation of the Collateral or rights therein as Borrower may have reasonably requested Bank to take and Bank's omission to take any action not requested by Borrower shall not be deemed a failure to exercise reasonable care. No segregation or specific allocation by Bank of specified items of Collateral against any liability of Borrower shall waive or affect any security interest in or Lien against other items of Collateral or any of Bank's options, powers or rights under this Agreement or otherwise arising.

          (c) If an Event of Default shall occur and be continuing, Bank may, with or without notice to Borrower, (i) transfer into the name of Bank or the name of Bank's nominee any of the Collateral, (ii) notify any Account Debtor or other obligor of any Collateral to make payment thereon direct to Bank of any amounts due or to become due thereon and (iii) receive and direct the disposition of any proceeds of any Collateral.

          9.2.   Cash Proceeds Account.
                 ---------------------

          (a) There may be established with Bank a cash collateral account (the "Cash Proceeds Account") in the name of "____________________________
           ---------------------
     - FIRST UNION NATIONAL BANK" and under the exclusive control of Bank into which there shall be deposited from time to time the cash proceeds of the Collateral required to be delivered to Bank pursuant to paragraph (b) of this Section or any other provision of the Loan Documents. Any income received by Bank with respect to the balance from time to time standing to the credit of the Cash Proceeds Account, including any interest, shall remain, or be deposited, in the Cash Proceeds Account. All right, title and interest in and to the cash amounts on deposit from time to time in the Cash Proceeds Account shall vest in Bank, shall constitute part of the Collateral and shall not constitute payment of the Indebtedness until applied thereto as hereinafter provided.

          (b) If an Event of Default shall occur and be continuing, all payments made to Bank which would otherwise be deposited in the Special Loan Account shall be deposited in the Cash Proceeds Account. In addition to the foregoing, Borrower agrees that if the proceeds of any Collateral (including the payments made in respect of Accounts) shall be received by it, Borrower shall as promptly as possible deposit such proceeds to the Cash Proceeds Account. Until so deposited, all such proceeds shall be held in trust by Borrower for and as the property of Bank and shall not be commingled with any other funds or property of Borrower. Borrower hereby irrevocably authorizes and empowers Bank, its officers, employees and authorized agents to endorse and sign its name on all checks, drafts, money orders or other media of payment so delivered, and such endorsements or assignments shall, for all purposes, be deemed to have been made by Borrower prior to any endorsement or assignment thereof by Bank.

          (c) Collected funds on deposit in the Cash Proceeds Account shall be withdrawn by Bank on the Business Day following the day on which Bank considers the funds deposited therein to be collected funds and applied to repay the Indebtedness which is then due and payable. All collected funds remaining on deposit in the Cash Proceeds Account after the application required by the preceding sentence shall then be deposited in the Special Loan Account.

          9.3.   Power of Attorney.  Borrower authorizes Bank at Borrower's
                 -----------------
expense to file any financing statements relating to the Collateral (without Borrower's signature thereon) which Bank reasonably deems appropriate and Borrower irrevocably appoints Bank as its attorney-in-fact to execute any such financing statements in Borrower's name and to perform all other acts which Bank deems appropriate to perfect and to continue perfection of the security interest of Bank. Borrower hereby appoints Bank as Borrower's attorney-in-fact to endorse, present and collect on behalf of Borrower and in Borrower's name any draft, checks or other documents necessary or desirable, if an Event of Default shall occur and be continuing, to collect any amounts which Borrower may be owed. If an Event of Default shall occur and be continuing, Bank is hereby granted a license or other right to use, without charge, Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks and advertising matter, or any Property of a similar nature, as it pertains to the Collateral, in advertising for sale and selling any Collateral, and Borrower's rights under all licenses and all franchise agreements shall inure to Bank's benefit. The proceeds realized from the sale or other disposition of any Collateral may be applied, after allowing two (2) Business Days for collection, first to the reasonable costs, expenses and attorneys' fees and expenses incurred by Bank for collection and for acquisition, completion, protection, removal, storage, sale and delivering of the Collateral; secondly, to interest due upon any of the Obligations; and thirdly, to the principal amount of the Obligations. If any deficiency shall arise, Borrower and each Guarantor shall remain jointly and severally liable to Bank therefor.

          9.4.   Entry.  Borrower hereby irrevocably consents on its behalf and
                 -----
on behalf of the Guarantors to any act by Bank or its agents in entering upon any premises during normal business hours for the purposes of either (i) inspecting the Collateral following reasonable prior notice, or (ii), at any time after an Event of Default shall have occurred and be continuing, without any need to provide prior notice, taking possession of the Collateral. Borrower hereby waives its right to assert against Bank or its agents any claim based upon trespass or any similar cause of action for entering upon any premises where the Collateral may be located.

          9.5.   Other Rights.  Borrower authorizes Bank without affecting
                 ------------
Borrower's obligations hereunder or under any other Loan Document from time to time (a) to take from any party and hold additional Collateral or guaranties for the payment of the Indebtedness or any part thereof, and to exchange, enforce or release such collateral or guaranty of payment of the Indebtedness or any part thereof and to release or substitute any endorser or guarantor or any party who has given any security interest in any collateral as security for the payment of the Indebtedness or any part thereof or any party in any way obligated to pay the Indebtedness or any part thereof; and (b) upon the occurrence of any Event of Default to direct the manner of the disposition of the Collateral and the enforcement of any endorsements, guaranties, letters of credit or other security relating to the Indebtedness or any part thereof as Bank in its sole discretion may determine.

          9.6.   Accounts.  If an Event of Default shall have occurred and be
                 --------
continuing, Bank may notify any Account Debtor of Bank's security interest and may direct such Account Debtor to make payment directly to Bank for application against the Indebtedness. Any such payments received by or on behalf of Borrower at any time, whether before or after Default, shall be the property of Bank, shall be held in trust for Bank and not commingled with any other assets of any Person (except to the extent they may be commingled with other assets of Borrower in an account with Bank) and shall be immediately delivered to Bank in the form received. Bank shall have the right to apply any proceeds of Collateral to such of the Indebtedness as it may determine.

          9.7.   Waiver of Marshalling.   Borrower hereby waives any right it
                 ---------------------
may have to require marshalling of its assets.

     10.  Miscellaneous.
          -------------

          10.1.  No Waiver, Remedies Cumulative.  No failure on the part of Bank
                 ------------------------------
to exercise, and no delay in exercising, any right hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and are in addition to any other remedies provided by law, any Loan Document or otherwise.

          10.2.  Survival of Representations.  All representations and
                 ---------------------------
warranties made herein shall survive the making of the Loan hereunder and the delivery of the Note, and shall continue in full force and effect so long as any Indebtedness is outstanding, there exists any commitment by Bank to Borrower, and until this Agreement is formally terminated in writing.

          10.3.  Expenses.  Whether or not the Loan herein provided for shall be
                 --------
made, Borrower shall pay all reasonable costs and expenses in connection with the preparation, execution, delivery, amendment and enforcement of this Agreement and any Loan Document, including the reasonable fees and disbursements of counsel for Bank in connection therewith, whether suit be brought or not and whether incurred at trial or on appeal, and all costs of repossession, storage, disposition, protection and collection of Collateral. If Borrower should fail to pay any tax or other amount required by this Agreement to be paid or which may be reasonably necessary to protect or preserve any Collateral or Borrower's or Bank's interests therein, Bank may make such payment and the amount thereof shall be payable on demand, shall bear interest at the Default Rate from the date of demand until paid and shall be deemed to be Indebtedness entitled to the benefit and security of the Loan Documents. In addition, Borrower agrees to pay and save Bank harmless against any liability for payment of any state documentary stamp taxes, intangible taxes or similar taxes (including interest or penalties, if any) which may now or hereafter be determined to be payable in respect to the execution, delivery or recording of any Loan Document or the making of any Advance, whether originally thought to be due or not, and regardless of any mistake of fact or law on the part of Bank or Borrower with respect to the applicability of such tax. The provisions of this section shall survive payment in full of the Loan and termination of this Agreement. Absent extensive negotiations, legal expenses related to the Agreement and the other Loan Documents shall be limited to $15,000. Expenses related to the initial collateral examination shall be limited to $5,000.

          10.4.  Notices.  Any notice or other communication hereunder or under
                 -------
the Note to any party hereto or thereto shall be by hand delivery, overnight delivery, facsimile, telegram, telex or registered or certified mail and unless otherwise provided herein shall be deemed to have been given or made when delivered, telegraphed, telexed, faxed or three (3) Business Days after having been deposited in the mails, postage prepaid, addressed to the party at its address specified below (or at any other address that the party may hereafter specify to the other parties in writing):

    Bank:        First Union National Bank
                 1970 Chain Bridge Road
                 McLean, Virginia  21202
                 Attention: David Cooper, Portfolio Management

    Borrower:    PRA International, Inc.
                 8300 Boone Boulevard, Suite 310
                 Vienna, Virginia  22182
                 Attention:  Patrick K. Donnelly, Executive Vice President


    Guarantors:  Pharmaceutical Research Associates, Inc.
                 c/o PRA International, Inc.
                 8300 Boone Boulevard, Suite 310
                 Vienna, Virginia  22182
                 Attention:  Patrick K. Donnelly, Executive Vice President


                 International Medical Technical Consultants, Inc.
                 c/o PRA International, Inc.
                 8300 Boone Boulevard, Suite 310
                 Vienna, Virginia  22182
                 Attention:  Patrick K. Donnelly, Executive Vice President


                 The Crucible Group, Inc.
                 c/o PRA International, Inc.
                 8300 Boone Boulevard, Suite 310
                 Vienna, Virginia  22182
                 Attention:  Patrick K. Donnelly, Executive Vice President

          10.5.  Governing Law.  This Agreement and the Loan Documents shall be
                 -------------
deemed contracts made under the laws of the Commonwealth of Virginia and shall be governed by and construed in accordance with the laws of said Commonwealth except insofar as the laws of another jurisdiction may, by reason of mandatory provisions of law, govern the perfection, priority and enforcement of security interests in the Collateral.

          10.6.  Successors and Assigns.  This Agreement shall be binding upon
                 ----------------------
and shall inure to the benefit of Borrower and Bank, and their respective successors and assigns; provided, that Borrower may not assign any of its rights hereunder without the prior written consent of Bank, and any such assignment made without such consent will be void.

          10.7.  Counterparts.  This Agreement may be executed in any number of
                 ------------
counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original and all of which when taken together shall constitute but one and the same instrument.

          10.8.  No Usury.  Notwithstanding anything contained in this
                 --------
Agreement, the Note, or in any other Loan Document to the contrary, in no event will interest or other charges deemed to be interest be chargeable against Borrower if such amount (combined with any other amounts considered to be in the nature of interest) would exceed the maximum amount permitted by law from time to time while any of the Indebtedness is outstanding, and in the event any amount in excess of the lawful maximum is charged or collected by Bank or paid by Borrower, Borrower shall be entitled to the reimbursement of such excess together with interest thereon at the Prime Rate.

          10.9.  Powers.  All powers of attorney granted to Bank are coupled
                 ------
with an interest and are irrevocable.

          10.10. Approvals.  If this Agreement calls for the approval or consent
                 ----------
of Bank, such approval or consent may be given or withheld in the discretion of Bank unless otherwise specified herein.

          10.11. Jurisdiction, Service of Process.
                 --------------------------------

          (a) Any suit, action or proceeding against Borrower with respect to this Agreement, the Collateral or any Loan Document or any judgment entered by any court in respect thereof may be brought in the courts of Fairfax County, Virginia or in the U.S. District Court for the Eastern District of Virginia as Bank (in its sole discretion) may elect, and Borrower hereby accepts the nonexclusive jurisdiction of those courts for the purpose of any suit, action or proceeding. Service of process in any such case may be had against Borrower by delivery in accordance with the notice provisions herein or as otherwise permitted by law, and Borrower agrees that such service shall be valid in all respects for establishing personal jurisdiction over it.

          (b) In addition, Borrower hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement, the Loan Documents, the Collateral or any judgment entered by any court in respect thereof brought in Fairfax County, Virginia or the U.S. District Court for the Eastern District of Virginia, as selected by Bank, and hereby further irrevocably waives any claim that any suit, action or proceedings brought in Fairfax County, Virginia or in such District Court has been brought in an inconvenient forum.

          10.12. Multiple Borrowers.  If more than one Person is named herein
                 ------------------
as Borrower, all obligations, representations and covenants herein and in other Loan Documents to which Borrower is a party shall be joint and several.

          10.13. Other Provisions.  Any other or additional terms and conditions
                 ----------------
set forth in Exhibit 10.13 (if any) are hereby incorporated herein.
             -------

          10.14. Waiver of Jury Trial.  TO THE MAXIMUM EXTENT PERMITTED BY LAW,
                 --------------------
BORROWER AND BANK HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED UPON THIS AGREEMENT OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT AND ANY OTHER LOAN DOCUMENT AND ANY OTHER AGREEMENT CONTEMPLATED TO BE

EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES ENTERING INTO THIS AGREEMENT.

          Borrower and Bank agree that they shall not have a remedy of punitive or exemplary damages against the other in any dispute and hereby waive any right or claim to punitive or exemplary damages that they have now or which may arise in the future in connection with any dispute.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed under seal as of the day and year first above written.


                                    FIRST UNION NATIONAL BANK


                                    By /s/ Gregory N. Withers          (SEAL)
                                      ---------------------------------
                                        Its Vice President


                                    PRA INTERNATIONAL, INC.


                                    By /s/ P.K. Donnelly               (SEAL)
                                      ---------------------------------
                                        Its Executive Vice President

                             SCHEDULE OF EXHIBITS

Exhibit        Section Reference                                Title
-------        -----------------                                -----

 A        Accounts Receivable Report                        Accounts Receivable Report

 B        Borrowing Base Certificate                        Borrowing Base
                                                            Certificate

 1.1C     1.1 ("Permitted Debt")                            Permitted Debt
 1.1D     1.1 ("Permitted Liens")                           Permitted Liens
 2.3      2.3 ("Financial Condition")                       Financial Condition
 2.4      2.4 ("Litigation")                                Litigation
 2.9      2.9 ("Location")                                  Offices of Borrower
 2.11     2.11 ("Labor Law Matters")                        Labor Law Matters
 2.14     2.14 ("Subsidiaries")                             List of Subsidiaries
 3.3      3.3 ("Special Loan Accounts")                     Special Loan Accounts
 3.4      3.4 ("Advances")                                  Advances
 6.3      6.3 ("Permitted Dividends and Distributions")     Permitted Dividends
 6.7      6.7 ("Transactions with Affiliates")              Transactions with Affiliates

                                  EXHIBIT 1.1C

                                 Permitted Debt
                                 --------------


     Pharmaceutical Research Associates, Inc.
     ----------------------------------------

     $2,000,000 Loan from Sirrom Capital to Associates (closed 8/11/95), including Loan Agreement, as amended, Secured Promissory Note, Security Agreement (and corresponding financing statements)

     Lease between The Royal Bank of Scotland plc, Pharm Research Associates
     (UK) Limited and the Company pursuant to which Associates has guaranteed the obligations of the Lessee thereunder

     Undertaking by Overseas Parent Company executed by Associates for the benefit of the Wales Secretary of State in connection with the grant provided to Pharm Research Associates (UK) Limited

     International Medical Technical Consultants, Inc.
     -------------------------------------------------

     Promissory Notes between IMTCI and UMB Bank Kansas to be paid in full at closing

     $5,000,000 and $1,000,000 Secured Promissory Notes each subject to adjustment, dated April 1, 1997 from IMTCI to Robert J. Dockhorn, M.D. as designee

     Pharmaceutical Research Associates, GmbH
     ----------------------------------------

     Leases totaling approximately DM1.500.000 pursuant to a facility with Deutsche Bank

                                  EXHIBIT 1.1D

                                Permitted Liens
                                ---------------


     Subordinated liens securing the Permitted Debt owing to Sirrom referred to on Exhibit 1.1C
        -------- ----

     Landlord's lien on furniture, fixtures, personal property and equipment located at Associates' office located at 2400 Old Ivy Road, Charlottesville, VA

     Liens on equipment leased by Borrower and its Subsidiaries

                                  EXHIBIT 2.3

                              Financial Condition
                              -------------------

     Guaranties or contingent liabilities of Borrower or any of its Subsidiaries in respect of liabilities disclosed in financial statements delivered to Bank on or prior to the date hereof or as otherwise disclosed in Exhibit 1.1C

     Guaranty dated May 8, 1997 by Borrower of the payment and performance of Associates' present and future obligations to Amplicon, Inc.

                              Real Property Leases
                              --------------------

     Pharmaceutical Research Associates, Inc.
     ----------------------------------------

     Agreement of Lease dated as of October 29, 1992 between County West Limited Partnership and the Associates (2400 Old Ivy Road, Charlottesville, VA)

     Agreement of Lease dated as of April 21, 1996 between Execen Limited Partnership and the Associates (1030 Broad Street, Shrewsbury, NJ)

     Agreement of Lease commencing on October 1, 1997 between Sunpark Properties and the Associates (150 Executive Park Boulevard, San Francisco, CA)

     Agreement of Lease commencing on November 1, 1976 between Met Life International Real Estate Equity Shares and the Associates (8300 Boone Boulevard, Vienna, VA)

     Agreement of Lease commencing on November 15, 1996 between Old Ivy Centre and Associates (2250 Old Ivy Road, Charlottesville, VA)

     Agreement of Lease commencing on April 1, 1997 between Rio West Limited Partnership and the Associates (337 West Rio Road, Charlottesville, VA)

     Associates is also currently negotiating a real property lease for approximately 80,000 square feet of space in Charlottesville

     International Medical Technical Consultants, Inc.
     -------------------------------------------------

     Lease Agreement between the Company and Investment Associates, L.L.C. dated November 1, 1996 (11755 W. 112th Street, Overland Park, KS)

     Lease Agreement dated as of April 1, 1997 between Dockhorn Properties, L.L.C. and the Company (16300 and 16400 College Blvd. and 11011 Eicher Dr., Lenexa, KS)

     Lease Agreement dated as of April 1, 1997 between the Beverly Dockhorn Revocable Trust dated January 5, 1984 and the Company (5300 West 94th Terrace, Prairie Village, KS)

     The Crucible Group, Inc.
     ------------------------

     Lease Agreement dated on or about June 1, 1997 between North Physicians, Ltd. and Crucible (Northside Professional Center, Building C, Atlanta, GA)

                                  EXHIBIT 2.4

                                   Litigation
                                   ----------

  PRA International, Inc. and Pharmaceutical Research Associates, Inc.
  --------------------------------------------------------------------

  A former employee of Associates filed a complaint against Associates and Borrower on July 3, 1997 in the United States District Court for the Middle District of Pennsylvania. Such employee alleges that he is entitled to, under the terms of his employment contract, commissions on sales in an amount between $92,737.31 and $130,677.88. Borrower and Associates believe such allegation is without merit and intend to vigorously defend such charges.

  International Medical Technical Consultants, Inc.
  -------------------------------------------------

  Fall by patient during study at IMTCI. Patient allegedly suffered trauma to head and Brain resulting in loss of functions in varying severity. It was determined the incident was drug related, and therefor Hoechst Marion Roussel, Inc., the Sponsor of the study, has assumed responsibility to defend.

  Request for medical records by patient who subsequently tested positive for Hepatitis C. Medical records indicate the patient tested positive for increased levels to liver enzymes during pre-screening tests. Such increased levels of liver enzymes typically indicate Hepatitis C infection, and this indicates that this positive result was from past exposure. No subsequent contact has been made since the initial inquiry, nor has any claim been made.

  Latonya Hutton filed a charge of discrimination with the Kansas Human Rights Commission and the Equal Employment Opportunity Commission on September 11, 1996. Ms. Hutton alleges that during her employment with IMTCI, she was discriminated against on the basis of her race. IMTCI denies the allegations set forth in Ms. Hutton's charge of discrimination, and intends to vigorously defend such charges.

  A complaint was filed by United Communications Contractors, Inc. ("UCCI") against IMTCI on May 5, 1997 in the District Court of Johnson County, Kansas. UCCI alleges that they are due $12,672.29 for work rendered under a contract with IMTCI to install a phone network system. IMTCI is contesting the payment on the grounds that UCCI's faulty installation of the phone system caused IMTCI to suffer substantial damages.

  Pharmaceutical Research Associates, GmbH ("GmbH")
  -------------------------------------------------

  Mr. Christophe Bailleul, Insurance Quality Manager Europe, has alleged in writing that GmbH is liable to him in connection with a number of employment related matters, including the improper modification of his employment agreement, the improper withdrawal of his right to use a company car and the failure to pay him for overtime to which he is entitled. GmbH believes that these claims are without merit and intends to vigorously defend such charges.

                                  EXHIBIT 2.9

                              Offices of Borrower
                              -------------------

  PRA International, Inc.
  -----------------------

  8300 Boone Boulevard, #310
  Vienna, VA  22182

  Pharmaceutical Research Associates, Inc.
  ----------------------------------------

  8300 Boone Boulevard, #310       2250 Old Ivy Road
  Vienna, VA  22182                Charlottesville, VA  22903

  2400 Old Ivy Road                1030 Broad Street
  Charlottesville, VA  22903       Shrewsbury, NJ  07702

  16400 College Boulevard          150 Executive Park Boulevard
  Lenexa, KS  66219                2nd Floor
                                   San Francisco, CA 94134

  337 West Rio Road
  Charlottesville, VA 22901

  International Medical Technical Consultants, Inc.
  -------------------------------------------------

  8300 Boone Boulevard, #310       5300 West 94th Terrace
  Vienna, VA  22182                Prairie Village, KS

  16300 College Boulevard          2864 Thornridge Drive
  Lenexa, KS  66219                Atlanta, GA  30340

  11755 W. 112th Street            1459 Montreal Road, Suite 506
  Overland Park, KS                Tucker, GA  30084

  11011 Eicher Drive               993-D Johnson Ferry Road
  Lenexa, KS                       Suite 360
                                   Atlanta, GA  30342

  The Crucible Group, Inc.
  ------------------------

  8300 Boone Boulevard, #310       1459 Montreal Road, Suite 506
  Vienna, VA  22182                Tucker, GA  30084

  2864 Thornridge Drive            993-D Johnson Ferry Road
  Atlanta, GA  30340               Suite 360
                                   Atlanta, GA  30342

     Northside Professional Center
     Building C
     Atlanta, GA

                                  EXHIBIT 2.11

                               Labor Law Matters
                               -----------------

                                      None

                                  EXHIBIT 2.14

                                  Subsidiaries
                                  ------------


     Pharmaceutical Research Associates, Inc.
     International Medical Technical Consultants, Inc.
     The Crucible Group, Inc.
     Pharmaceutical Research Associates, GmbH
     Pharm Research Associates (UK) Limited

                                  EXHIBIT 6.3

                     Permitted Dividends and Distributions
                     -------------------------------------

     Dividends accruing on a quarterly basis on the Borrower's Series A Preferred Stock and related distributions, all as more fully set forth in the Certificate of Designations of Borrower dated October 10, 1996

                                  EXHIBIT 6.7

                          Transaction with Affiliates
                          ---------------------------


     Stockholders' Agreement dated as of October 11, 1996, as amended, among International, the Carlyle Stockholders as defined therein and the Company Stockholders as defined therein

     Lease Agreement dated as of April 1, 1997 between Dockhorn Properties, L.L.C. and IMTCI (16300 and 16400 College Blvd. and 11011 Eicher Dr., Lenexa, KS)

     Lease Agreement dated as of April 1, 1997 between the Beverly Dockhorn Revocable Trust dated January 5, 1984 and IMTCI (5300 West 94th Terrace, Prairie Village, KS)